Exhibit 5.1

May 8, 2025

Viatris Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:

We have acted as special New York counsel to Viatris Inc., a Delaware corporation (“Viatris Inc.”), Utah Acquisition Sub Inc., a Delaware corporation (“Utah Acquisition Sub Inc.”), Mylan II B.V., a private limited liability company incorporated and existing under the laws of the Netherlands (“Mylan II B.V.”), and Mylan Inc., a Pennsylvania corporation (“Mylan Inc.” and, together with Utah Acquisition Sub Inc. and Mylan II B.V., the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of (a) (i) senior debt securities of Viatris Inc. in one or more series (the “Senior Debt Securities”) to be issued under an indenture (the “Senior Indenture”), to be entered into among Viatris Inc., any guarantors of the Senior Debt Securities and a trustee (the “Senior Trustee”), (ii) subordinated debt securities of Viatris Inc. in one or more series (the “Subordinated Debt Securities”) to be issued under an indenture (the “Subordinated Indenture”), to be entered into among Viatris Inc., any guarantors of the Subordinated Debt Securities and a trustee (the “Subordinated Trustee”), and (iii) junior subordinated debt securities of Viatris Inc. in one or more series (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”) to be issued under an indenture (the “Junior Subordinated Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures”), to be entered into among Viatris Inc., any guarantors of the Junior Subordinated Debt Securities and a trustee (the “Junior Subordinated Trustee”), (b) guarantees (the “Guarantees”) of the Debt Securities by each of the Guarantors, (c) common stock, par value $0.01 per share (the “Common Stock”), of Viatris Inc., including Common Stock as may from time to time be issued upon conversion of Debt Securities or Preferred Stock (as defined below), (d) preferred stock, par value $0.01 per share (the “Preferred Stock”), of Viatris Inc., including Preferred Stock as may from time to time be issued upon conversion of Debt Securities, (e) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”) in one or more series under a warrant agreement (the “Warrant Agreement”) to be entered into by Viatris Inc. and a warrant agent (the “Warrant Agent”), (f) rights to purchase Debt Securities, Common Stock or Preferred Stock (the “Rights”) in one or more series under a rights agreement (the “Rights Agreement”) to be entered into by Viatris Inc. and a rights agent (the “Rights Agent”) and (g) units consisting of two or more of Debt Securities, Common Stock, Preferred Stock, Warrants or Rights (the “Units” and, together with the securities specified in clauses (a) through (f) above, the “Securities”) in one or more series under a unit agreement (the “Unit Agreement”) to be entered into by Viatris Inc. and a unit agent (the “Unit Agent”).  Viatris Inc. and the Guarantors are collectively referred to herein as the “Registrants”.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Amended and Restated Certificate of Incorporation of Viatris Inc.; (ii) the Certificates of Amendment to the Amended and Restated Certificate of Incorporation of Viatris Inc.; (iii) the Amended and Restated Bylaws of Viatris Inc.; (iv) resolutions approved by the finance committee of the board of directors of Viatris Inc. on March 6, 2025; (v) the Certificate of Incorporation of Utah Acquisition Sub Inc.; (vi) the Bylaws of Utah Acquisition Sub Inc.; (vii) the unanimous written consent of the board of directors of Utah Acquisition Sub Inc., dated April 30, 2025; (viii) the Registration Statement; and (ix) the respective forms of Senior Indenture, Subordinated Indenture and Junior Subordinated Indenture to be filed as exhibits to the Registration Statement.

As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Registrants and documents furnished to us by the Registrants without independent verification of their accuracy.  We have also assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based on the foregoing and subject to the qualifications set forth herein, and assuming that: (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Registrants with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Registrants or any restriction imposed by any court or governmental body having jurisdiction over the Registrants; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Registrants and the other parties thereto; (vii) any Warrant Agreement, Rights Agreement and Unit Agreement will be governed by the laws of the State of New York; and (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion that:

1.
With respect to the Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities and any Guarantees thereof to be issued under the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture, respectively, when (A)  the Senior Trustee, Subordinated Trustee and Junior Subordinated Trustee, respectively, is qualified to act as trustee under the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture, respectively, (B) the Senior Trustee, Subordinated Trustee and Junior Subordinated Trustee, respectively, has duly executed and delivered the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture, respectively, and any supplemental indenture thereunder, (C)  the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture, respectively, and any supplemental indenture thereunder has been duly authorized and validly executed and delivered by Viatris Inc. and any Guarantor to the Senior Trustee, Subordinated Trustee and Junior Subordinated Trustee, respectively, (D)  the Senior Indenture, the Subordinated Indenture, and the Junior Subordinated Indenture, respectively, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the boards of directors of Viatris Inc. and any Guarantor, a duly constituted and acting committee thereof or any officers of Viatris Inc. and such Guarantor delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Boards”) have taken all necessary corporate or other organizational action, as applicable, to approve the issuance and terms of a particular series of Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities, respectively, and Guarantees, if any, the terms of the offering thereof and related matters, and (F) such Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities, respectively, and Guarantees, if any, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture, respectively, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the applicable Boards upon payment of the consideration therefor provided for therein, such Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities, respectively, and such Guarantees thereof will be validly issued and will constitute valid and binding obligations of Viatris Inc. and each such Guarantor, enforceable against them in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2.
With respect to shares of Common Stock, when both (a) the Board of Viatris Inc. has taken all necessary corporate action to approve the issuance of and the terms of the offering of (i) the Debt Securities or Preferred Stock, as the case may be, convertible or exchangeable into Common Stock and (ii) the shares of Common Stock and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Viatris Inc. upon payment of the consideration therefor (which per share consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of such Debt Security or Preferred Stock, as the case may be, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Viatris Inc., for the consideration approved by the Board of Viatris Inc. (which per share consideration is not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

3.
With respect to shares of Preferred Stock, when (a) the Board of Viatris Inc. has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”) and the filing of such Certificate with the Secretary of State of the State of Delaware, (b) such Certificate has been properly filed with the Secretary of State of the State of Delaware and (c) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Viatris Inc. upon payment of the consideration therefor (which per share consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Viatris Inc., for the consideration approved by the Board of Viatris Inc. (which per share consideration is not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.
With respect to the Warrants, when (a) the Warrant Agent has duly executed and delivered the Warrant Agreement, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by Viatris Inc. to the Warrant Agent, (c) the Board of Viatris Inc. has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Warrants, the terms of the offering thereof and related matters and (d) such Warrants have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Viatris Inc., upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of Viatris Inc., enforceable against Viatris Inc. in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

5.
With respect to the Rights, when (a) the Rights Agent has duly executed and delivered the Rights Agreement, (b) the Rights Agreement has been duly authorized and validly executed and delivered by Viatris Inc. to the Rights Agent, (c) the Board of Viatris Inc. has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Rights, the terms of the offering thereof and related matters and (d) such Rights have been duly executed and delivered in accordance with the provisions of the Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Viatris Inc., upon payment of the consideration therefor provided for therein, such Rights will constitute valid and binding obligations of Viatris Inc., enforceable against Viatris Inc. in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

6.
With respect to the Units, when (a) the Unit Agent has duly executed and delivered the Unit Agreement, (b) the Unit Agreement has been duly authorized and validly executed and delivered by Viatris Inc. to the Unit Agent, (c) the Board of Viatris Inc. has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Units, the terms of the offering thereof and related matters and (d) such Units have been duly executed and delivered in accordance with the provisions of the Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Viatris Inc., upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of Viatris Inc., enforceable against Viatris Inc. in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of any Indenture, the Warrant Agreement, the Rights Agreement or the Unit Agreement or the Debt Securities, the Guarantees, the Warrants, the Rights or the Units that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability.  We also express no opinion as to (i) the enforceability of the provisions of any Indenture, the Warrant Agreement, the Rights Agreement or the Unit Agreement or the Debt Securities, the Guarantees, the Warrants, the Rights or the Units to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars.  Section 27(b) of the Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.  We express no opinion as to whether a Federal court would render a judgment other than in United States dollars.
We are admitted to practice only in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the Netherlands or Pennsylvania.

We understand that we may be referred to as counsel who has passed upon the validity of the Securities of the Registrants in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

In rendering this opinion, we have assumed, without independent investigation, the correctness of, and take no responsibility for, (i) the opinion dated May 8, 2025 of NautaDutilh N.V., a copy of which shall be filed with the Registration Statement as Exhibit 5.2 thereto, as to all matters of law covered therein relating to the laws of the Netherlands or (ii) the opinion dated May 8, 2025, of Parker Poe Adams & Bernstein LLP, a copy of which shall be filed with the Registration Statement as Exhibit 5.3 thereto, as to all matters of law covered therein relating to the laws of Pennsylvania.
Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Viatris Inc.
1000 Mylan Boulevard
Canonsburg, PA 15317

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